Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on August 11, 2025, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports second quarter 2025 results
CHICAGO (August 11, 2025) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,186 million for the second quarter of 2025, versus $1,238 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(5) million and $(0.05), respectively, for the second quarter of 2025 compared to $(14) million and $(0.13), respectively, in the same period one year ago.
Recent Highlights*
Array
•On August 1, 2025, United States Cellular Corporation changed its name to Array Digital Infrastructure, Inc.SM (ArraySM)
•On August 1, 2025, Array completed the sale of its wireless operations and select spectrum assets to T-Mobile for total consideration of $4.3 billion which includes a combination of cash and assumed debt
•Array declared a $23.00 per share special dividend payable to its shareholders on August 19, 2025
•Third-party tower revenues increased 12%
•Pending AT&T and Verizon spectrum transactions are expected to close in 2H 2025 and Q3 2026, respectively, subject to receipt of regulatory approvals and satisfaction of closing conditions

TDS Telecom
•Ken Dixon joined the organization as TDS Telecom President and CEO
•Executing on fiber broadband strategy
◦Delivered 27,000 marketable fiber services addresses in Q2 2025
◦Added 3,900 residential broadband net additions; Grew fiber connections —10,300 residential broadband net adds from fiber markets
•TDS Telecom revenues down 1%, impacted by divestitures of non-strategic assets

*Comparisons are 2Q’24 to 2Q’25 unless otherwise noted. Note that in September 2024, TDS sold its Hosted and Managed Services (HMS) operations. This 2024 transaction affects year-over-year revenue comparisons at the consolidated level. HMS operating revenues were $38 million in Q2 2024.

“TDS has made significant progress on its strategic priorities,” said Walter Carlson, TDS President and CEO. “With the successful completion of the T-Mobile transaction, we delivered a key milestone in the company’s transformation, and positioned the continuing tower business for growth and value creation. Additionally, we are delighted that Ken Dixon, CEO of TDS Telecom, has joined the organization at a pivotal time for our fiber business. With a growing fiber network and strengthened tower operations, I see tremendous opportunities ahead for the TDS enterprise.”

2025 Estimated Results
TDS’ current estimates of full-year 2025 results for TDS Telecom are shown below. Such estimates represent management’s view as of August 11, 2025 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

Array is not providing 2025 financial guidance.

2025 Estimated Results

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,030-$1,070	$1,030-$1,050
Adjusted OIBDA[1] (Non-GAAP)	$310-$350	$310-$340
Adjusted EBITDA[1] (Non-GAAP)	$320-$360	$320-$350
Capital expenditures	$375-$425	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2025 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2025 Estimated Results	Actual Results
TDS Telecom		Six Months Ended June 30, 2025	Year Ended December 31, 2024
(Dollars in millions)
Net income (GAAP)	N/A	$20	$85
Add back:
Income tax expense	N/A	3	35
Income before income taxes (GAAP)	$20-$50	$23	$120
Add back:
Interest expense	—	(2)	(5)
Depreciation, amortization and accretion expense	300	145	271
EBITDA (Non-GAAP)[1]	$320-$350	$165	$385
Add back or deduct:
Loss on impairment of intangible assets	—	—	1
(Gain) loss on asset disposals, net	—	8	12
(Gain) loss on sale of business and other exit costs, net	—	(8)	(49)
Adjusted EBITDA (Non-GAAP)[1]	$320-$350	$165	$350
Deduct:
Interest and dividend income	5	3	5
Other, net	5	4	4
Adjusted OIBDA (Non-GAAP)[1]	$310-$340	$158	$340
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes.

Conference Call Information
TDS will hold a conference call on August 11, 2025 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/378403075
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides broadband, video and voice through its TDS Telecom business. Its Array business leases and offers tower space to third-party carriers. Founded in 1969, TDS is headquartered in Chicago.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; whether the previously announced spectrum license sales to Verizon and AT&T will be consummated; whether Array can monetize its remaining spectrum assets; strategic decisions regarding the tower business; intense competition; Array's reliance on a small number of tenants for a substantial portion of its revenues; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' lack of scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and Array indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities Array does not control; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; extreme weather events; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
Array: investors.arrayinc.com
TDS Telecom: www.tdstelecom.com

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Retail Connections
Postpaid
Total at end of period	3,904,000	3,946,000	3,985,000	3,999,000	4,027,000
Gross additions	109,000	105,000	140,000	123,000	117,000
Handsets	70,000	68,000	93,000	84,000	73,000
Connected devices	39,000	37,000	47,000	39,000	44,000
Net additions (losses)	(42,000)	(39,000)	(14,000)	(28,000)	(24,000)
Handsets	(44,000)	(38,000)	(19,000)	(28,000)	(29,000)
Connected devices	2,000	(1,000)	5,000	—	5,000
ARPU[1]	$51.91	$52.06	$51.73	$52.04	$51.45
ARPA[2]	$131.89	$132.25	$131.10	$131.81	$130.41
Handset upgrade rate[3]	4.2%	3.1%	4.8%	3.5%	4.1%
Churn rate[4]	1.29%	1.21%	1.29%	1.25%	1.16%
Handsets	1.12%	1.03%	1.08%	1.07%	0.97%
Connected devices	2.36%	2.40%	2.67%	2.47%	2.47%
Prepaid
Total at end of period	429,000	431,000	448,000	452,000	439,000
Gross additions	43,000	38,000	46,000	57,000	50,000
Net additions (losses)	(2,000)	(17,000)	(4,000)	13,000	3,000
ARPU[1]	$31.72	$30.76	$30.59	$32.01	$32.37
Churn rate[4]	3.58%	4.17%	3.70%	3.30%	3.60%
Market penetration at end of period
Consolidated operating population	31,390,000	31,390,000	32,550,000	32,550,000	32,550,000
Consolidated operating penetration[5]	14%	14%	14%	14%	14%
Capital expenditures (millions)	$80	$53	$162	$120	$165
Total cell sites in service	7,061	7,009	7,010	7,007	6,990
Owned towers	4,418	4,413	4,409	4,407	4,388
Number of colocations[6]	2,527	2,469	2,444	2,418	2,392
Tower tenancy rate[7]	1.57	1.56	1.55	1.55	1.55

1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Market penetration is calculated by dividing the number of retail wireless connections at the end of the period by the total estimated population of consolidated operating markets. The methodology for the calculation was updated in the second quarter of 2025 and prior periods were revised to reflect this change.
6Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
7Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Residential connections
Broadband
Incumbent Fiber	121,200	119,700	118,500	115,900	113,100
Incumbent Copper	106,500	112,600	116,900	125,600	130,600
Expansion Fiber	141,800	133,200	126,100	115,300	107,800
Cable	188,200	190,200	191,500	195,900	198,500
Total Broadband	557,700	555,800	553,000	552,700	550,000
Video	116,500	118,700	121,000	122,100	124,800
Voice	248,700	256,900	261,600	271,300	275,600
Wireless	1,600	900	100	—	—
Total Residential connections	924,500	932,300	935,700	946,100	950,400
Commercial connections	184,300	187,600	190,500	197,200	201,500
Total connections[1]	1,108,800	1,119,900	1,126,300	1,143,300	1,152,000

Total residential fiber net adds	10,300	8,300	13,600	10,400	10,700
Total residential broadband net adds	3,900	2,800	7,900	2,700	2,100

Residential fiber churn[2]	1.1%	0.9%	1.0%	1.3%	1.2%
Total residential broadband churn	1.5%	1.3%	1.4%	1.7%	1.7%

Residential revenue per connection[3]	$65.85	$65.67	$64.72	$65.41	$65.26

Capital expenditures (millions)	$90	$59	$82	$78	$78
Numbers may not foot due to rounding.
1Q2 2024 total connections include 23,700 connections that were part of subsequent divestitures.
2Residential fiber churn represents the percentage of incumbent and expansion fiber connections that disconnected service each month. These rates represent the average monthly churn rate for each respective period.
3Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in millions, except per share amounts)
Operating revenues
Array	$916	$927	(1)%	$1,807	$1,877	(4)%
TDS Telecom	265	267	(1)%	522	534	(2)%
All Other[1]	5	44	(88)%	12	89	(88)%
	1,186	1,238	(4)%	2,341	2,500	(6)%
Operating expenses
Array
Expenses excluding depreciation, amortization and accretion	720	713	1%	1,407	1,442	(2)%
Depreciation, amortization and accretion	163	165	(1)%	325	329	(2)%
(Gain) loss on asset disposals, net	2	5	(53)%	4	11	(60)%
(Gain) loss on license sales and exchanges, net	(4)	8	N/M	(5)	7	N/M
	881	891	(1)%	1,731	1,789	(3)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	180	178	1%	364	351	4%
Depreciation, amortization and accretion	73	67	10%	145	131	10%
(Gain) loss on asset disposals, net	6	4	61%	8	6	39%
(Gain) loss on sale of business and other exit costs, net	(8)	—	N/M	(8)	—	N/M
	251	248	1%	508	488	4%
All Other[1]
Expenses excluding depreciation and amortization	13	58	(77)%	26	111	(77)%
Depreciation and amortization	—	1	(65)%	2	7	(70)%
(Gain) loss on asset disposals, net	1	—	N/M	—	(1)	(23)%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	(1)	—	N/M
	14	60	(77)%	28	117	(77)%
Total operating expenses	1,146	1,199	(4)%	2,267	2,394	(5)%
Operating income (loss)
Array	35	36	(4)%	76	88	(13)%
TDS Telecom	14	19	(27)%	14	46	(70)%
All Other[1]	(9)	(16)	45%	(16)	(28)	42%
	40	39	2%	74	106	(30)%
Other income (expense)
Equity in earnings of unconsolidated entities	43	39	9%	79	82	(3)%
Interest and dividend income	6	7	(18)%	13	12	1%
Interest expense	(70)	(73)	5%	(129)	(131)	2%
Other, net	2	1	N/M	5	2	N/M
Total other expense	(19)	(26)	28%	(32)	(35)	8%
Income before income taxes	21	13	61%	42	71	(41)%
Income tax expense	3	6	(46)%	12	26	(54)%
Net income	18	7	N/M	30	45	(34)%
Less: Net income attributable to noncontrolling interests, net of tax	6	4	61%	11	13	(16)%
Net income attributable to TDS shareholders	12	3	N/M	19	32	(41)%
TDS Preferred Share dividends	17	17	—	35	35	—
Net income (loss) attributable to TDS common shareholders	$(5)	$(14)	60%	$(16)	$(3)	N/M

Basic weighted average shares outstanding	115	114	1%	115	113	1%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.05)	$(0.13)	61%	$(0.14)	$(0.02)	N/M

Diluted weighted average shares outstanding	115	114	1%	115	113	1%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.05)	$(0.13)	58%	$(0.15)	$(0.03)	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the Array and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2025	2024
(Dollars in millions)
Cash flows from operating activities
Net income	$30	$45
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	472	467
Bad debts expense	45	51
Stock-based compensation expense	44	29
Deferred income taxes, net	2	16
Equity in earnings of unconsolidated entities	(79)	(82)
Distributions from unconsolidated entities	88	80
(Gain) loss on asset disposals, net	12	16
(Gain) loss on sale of business and other exit costs, net	(9)	—
(Gain) loss on license sales and exchanges, net	(5)	7
Other operating activities	6	5
Changes in assets and liabilities from operations
Accounts receivable	(29)	6
Equipment installment plans receivable	44	5
Inventory	52	54
Accounts payable	(1)	(14)
Customer deposits and deferred revenues	(14)	7
Accrued taxes	4	7
Accrued interest	(1)	5
Other assets and liabilities	(54)	(78)
Net cash provided by operating activities	607	626

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(286)	(451)
Cash paid for licenses	(4)	(15)
Cash received from divestitures	24	—
Other investing activities	2	1
Net cash used in investing activities	(264)	(465)

Cash flows from financing activities
Issuance of long-term debt	—	440
Repayment of long-term debt	(17)	(401)
Tax withholdings, net of cash receipts, for TDS stock-based compensation awards	(25)	(10)
Tax withholdings, net of cash receipts, for Array stock-based compensation awards	(36)	(12)
Repurchase of Array Common Shares	(21)	—
Dividends paid to TDS shareholders	(44)	(61)
Payment of debt issuance costs	(2)	(16)
Distributions to noncontrolling interests	(2)	(3)
Cash paid for software license agreements	(20)	(21)
Other financing activities	(1)	(1)
Net cash used in financing activities	(168)	(85)

Net increase in cash, cash equivalents and restricted cash	175	76

Cash, cash equivalents and restricted cash
Beginning of period	384	270
End of period	$559	$346

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2025	December 31, 2024
(Dollars in millions)
Current assets
Cash and cash equivalents	$540	$364
Accounts receivable, net	1,006	1,041
Inventory, net	130	183
Prepaid expenses	76	72
Income taxes receivable	2	2
Other current assets	32	33
Total current assets	1,786	1,695

Licenses	4,592	4,588

Other intangible assets, net	146	161

Investments in unconsolidated entities	493	500

Property, plant and equipment, net	4,808	4,994

Operating lease right-of-use assets	975	982

Other assets and deferred charges	726	762

Total assets	$13,526	$13,682

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2025	December 31, 2024
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$37	$31
Accounts payable	268	280
Customer deposits and deferred revenues	270	283
Accrued interest	15	16
Accrued taxes	39	39
Accrued compensation	97	150
Short-term operating lease liabilities	148	153
Other current liabilities	127	138
Total current liabilities	1,001	1,090

Deferred liabilities and credits
Deferred income tax liability, net	982	981
Long-term operating lease liabilities	867	867
Other deferred liabilities and credits	815	809

Long-term debt, net	4,030	4,051

Noncontrolling interests with redemption features	16	16

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,535	2,574
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(389)	(425)
Accumulated other comprehensive income	18	18
Retained earnings	1,765	1,849
Total TDS shareholders' equity	5,004	5,091

Noncontrolling interests	811	777

Total equity	5,815	5,868

Total liabilities and equity	$13,526	$13,682

Balance Sheet Highlights
(Unaudited)

	June 30, 2025
		TDS	TDS Corporate	Intercompany	TDS
	Array	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$386	$164	$153	$(163)	$540

Licenses and other intangible assets	$4,583	$150	$5	$—	$4,738
Investment in unconsolidated entities	444	4	52	(7)	493
	$5,027	$154	$57	$(7)	$5,231

Property, plant and equipment, net	$2,313	$2,479	$16	$—	$4,808

Long-term debt, net:
Current portion	$28	$—	$9	$—	$37
Non-current portion	2,819	3	1,208	—	4,030
	$2,847	$3	$1,217	$—	$4,067

Array Digital Infrastructure, Inc.
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
Array	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Operating Revenues
Wireless	$888	$902	(1)%	$1,751	$1,826	(4)%
Towers	62	58	7%	123	116	6%
Intra-company eliminations	(34)	(33)	(3)%	(67)	(65)	(3)%
Total operating revenues	916	927	(1)%	1,807	1,877	(4)%

Operating expenses
Wireless	874	885	(1)%	1,717	1,779	(3)%
Towers	41	39	5%	81	75	8%
Intra-company eliminations	(34)	(33)	(3)%	(67)	(65)	(3)%
Total operating expenses	881	891	(1)%	1,731	1,789	(3)%

Operating income	$35	$36	(4)%	$76	$88	(13)%

Adjusted OIBDA (Non-GAAP)	$208	$227	(9)%	$422	$456	(7)%
Adjusted EBITDA (Non-GAAP)	$254	$268	(6)%	$506	$542	(7)%
Capital expenditures	$80	$165	(52)%	$132	$295	(55)%

Array Digital Infrastructure, Inc.
Segment Results
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
Array Wireless	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Retail service	$652	$666	(2)%	$1,312	$1,344	(2)%
Other	56	52	7%	109	102	7%
Service revenues	708	718	(1)%	1,421	1,446	(2)%
Equipment sales	180	184	(2)%	330	380	(13)%
Total operating revenues	888	902	(1)%	1,751	1,826	(4)%

System operations (excluding Depreciation, amortization and accretion reported below)	197	194	1%	387	390	(1)%
Cost of equipment sold	209	211	(1)%	387	427	(9)%
Selling, general and administrative	319	313	2%	643	637	1%
Depreciation, amortization and accretion	151	154	(2)%	302	308	(2)%
(Gain) loss on asset disposals, net	2	5	(59)%	3	10	(66)%
(Gain) loss on license sales and exchanges, net	(4)	8	N/M	(5)	7	N/M
Total operating expenses	874	885	(1)%	1,717	1,779	(3)%

Operating income	$14	$17	(21)%	$34	$47	(27)%

Adjusted OIBDA (Non-GAAP)	$174	$196	(11)%	$355	$392	(9)%
Adjusted EBITDA (Non-GAAP)	$174	$196	(11)%	$355	$392	(9)%
Capital expenditures	$77	$160	(52)%	$127	$286	(55)%

	Three Months Ended June 30,			Six Months Ended June 30,
Array Towers	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Third-party revenues	$28	$25	12%	$56	$51	9%
Intra-company revenues	34	33	3%	67	65	3%
Total tower revenues	62	58	7%	123	116	6%

System operations (excluding Depreciation, amortization and accretion reported below)	20	19	6%	39	37	5%
Selling, general and administrative	9	9	(1)%	18	16	14%
Depreciation, amortization and accretion	12	11	7%	23	21	6%
(Gain) loss on asset disposals, net	—	—	14%	1	1	60%
Total operating expenses	41	39	5%	81	75	8%

Operating income	$21	$19	11%	$42	$41	2%

Adjusted OIBDA (Non-GAAP)	$34	$31	9%	$67	$64	4%
Adjusted EBITDA (Non-GAAP)	$34	$31	9%	$67	$64	4%
Capital expenditures	$3	$5	(51)%	$5	$9	(47)%

TDS Telecom Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars in millions)
Operating revenues
Residential
Incumbent	$85	$90	(6)%	$170	$180	(5)%
Expansion	37	28	31%	71	54	32%
Cable	62	69	(10)%	126	138	(9)%
Total residential	183	186	(2)%	367	372	(1)%
Commercial	35	37	(6)%	69	74	(6)%
Wholesale	47	44	7%	85	88	(3)%
Total service revenues	265	267	(1)%	522	534	(2)%
Equipment revenues	—	—	(14)%	—	—	2%
Total operating revenues	265	267	(1)%	522	534	(2)%

Cost of services	97	98	(1)%	198	196	1%
Cost of equipment and products	—	—	(6)%	—	—	25%
Selling, general and administrative expenses	83	80	3%	166	155	7%
Depreciation, amortization and accretion	73	67	10%	145	131	10%
(Gain) loss on asset disposals, net	6	4	61%	8	6	39%
(Gain) loss on sale of business and other exit costs, net	(8)	—	N/M	(8)	—	N/M
Total operating expenses	251	248	1%	508	488	4%

Operating income	$14	$19	(27)%	$14	$46	(70)%
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
TDS CONSOLIDATED	2025	2024	2025	2024
(Dollars in millions)
Cash flows from operating activities (GAAP)	$422	$403	$607	$626
Cash paid for additions to property, plant and equipment	(157)	(216)	(286)	(451)
Cash paid for software license agreements	(11)	(11)	(20)	(21)
Free cash flow (Non-GAAP)[1]	$254	$176	$301	$154

	Three Months Ended June 30,		Six Months Ended June 30,
Array	2025	2024	2025	2024
(Dollars in millions)
Cash flows from operating activities (GAAP)	$325	$313	$485	$516
Cash paid for additions to property, plant and equipment	(75)	(137)	(147)	(270)
Cash paid for software license agreements	(11)	(11)	(20)	(20)
Free cash flow (Non-GAAP)[1]	$239	$165	$318	$226
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes. Income and expense items below Operating income are not provided at the individual segment level for Array Wireless and Array Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income rather than Net income at the segment level.

	Three Months Ended June 30,		Six Months Ended June 30,
Array	2025	2024	2025	2024
(Dollars in millions)
Net income (GAAP)	$32	$18	$52	$42
Add back or deduct:
Income tax expense	4	14	24	41
Income before income taxes (GAAP)	36	32	76	83
Add back:
Interest expense	45	45	84	91
Depreciation, amortization and accretion expense	163	165	325	329
EBITDA (Non-GAAP)	244	242	485	503
Add back or deduct:
Expenses related to strategic alternatives review	12	13	22	21
(Gain) loss on asset disposals, net	2	5	4	11
(Gain) loss on license sales and exchanges, net	(4)	8	(5)	7
Adjusted EBITDA (Non-GAAP)	254	268	506	542
Deduct:
Equity in earnings of unconsolidated entities	42	38	78	80
Interest and dividend income	4	3	6	6
Adjusted OIBDA (Non-GAAP)	$208	$227	$422	$456

	Three Months Ended June 30,		Six Months Ended June 30,
Array Wireless	2025	2024	2025	2024
(Dollars in millions)
EBITDA (Non-GAAP)	$165	$171	$336	$355
Add back or deduct:
Expenses related to strategic alternatives review	11	12	21	20
(Gain) loss on asset disposals, net	2	5	3	10
(Gain) loss on license sales and exchanges, net	(4)	8	(5)	7
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	174	196	355	392
Deduct:
Depreciation, amortization and accretion	151	154	302	308
Expenses related to strategic alternatives review	11	12	21	20
(Gain) loss on asset disposals, net	2	5	3	10
(Gain) loss on license sales and exchanges, net	(4)	8	(5)	7
Operating income (GAAP)	$14	$17	$34	$47

	Three Months Ended June 30,		Six Months Ended June 30,
Array Towers	2025	2024	2025	2024
(Dollars in millions)
EBITDA (Non-GAAP)	$33	$30	$65	$62
Add back or deduct:
Expenses related to strategic alternatives review	1	1	1	1
(Gain) loss on asset disposals, net	—	—	1	1
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	34	31	67	64
Deduct:
Depreciation, amortization and accretion	12	11	23	21
Expenses related to strategic alternatives review	1	1	1	1
(Gain) loss on asset disposals, net	—	—	1	1
Operating income (GAAP)	$21	$19	$42	$41

	Three Months Ended June 30,		Six Months Ended June 30,
TDS Telecom	2025	2024	2025	2024
(Dollars in millions)
Net income (GAAP)	$16	$18	$20	$42
Add back or deduct:
Income tax expense	2	3	3	10
Income before income taxes (GAAP)	18	21	23	52
Add back:
Interest expense	(1)	—	(2)	(2)
Depreciation, amortization and accretion expense	73	67	145	131
EBITDA (Non-GAAP)	90	88	165	181
Add back or deduct:
(Gain) loss on asset disposals, net	6	4	8	6
(Gain) loss on sale of business and other exit costs, net	(8)	—	(8)	—
Adjusted EBITDA (Non-GAAP)	89	91	165	187
Deduct:
Interest and dividend income	2	1	3	2
Other, net	2	1	4	2
Adjusted OIBDA (Non-GAAP)	$85	$89	$158	$183

Numbers may not foot due to rounding.